UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WaferGen Bio-systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization) Bayside Technology Center 46531 Fremont Blvd. Fremont, California	20-3699764 (I.R.S. Employer Identification No.) 94538
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A relates to the Common Stock, par value $0.001 per share (the “Common Stock”), of WaferGen Bio-systems, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock of the Registrant set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-146239) as originally filed with the Securities and Exchange Commission on September 21, 2007, as amended, and in the prospectus included in such Registration Statement is hereby incorporated by reference in response to this Item.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

Exhibit No.	Description
3.2 (1)	Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc.
3.3 (2)	Bylaws of WaferGen Bio-systems, Inc.

____________________

(1)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission February 1, 2007.

(2)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-136424) filed with the Securities and Exchange Commission on August 9, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: May 20, 2008	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer